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Exhibit 10.7

     Humitech International Group, Inc. 2002 Company-Wide Stock Option Plan


                       HUMITECH INTERNATIONAL GROUP, INC.

                                2002 COMPANY-WIDE
                                STOCK OPTION PLAN



        1. Purpose.

                The purpose of this Plan is to encourage ownership of the common stock of Humitech International Group, Inc. ("the Company") by all Partners of the Company and its Subsidiaries. This Plan is intended to provide an incentive for Partners to exert their maximum efforts to achieve the successful operation of the Company and is intended to assist the Company in attracting and retaining talented personnel by providing an opportunity to benefit from the increased value of the Company, to which such Partners and new personnel have contributed. The Plan is expected to benefit the shareholders of the Company by linking the interests of the Company's Partners with those of its shareholders. The benefits of this Plan are not a substitute for compensation otherwise payable to Partners pursuant to the terms of their employment.

        2. Definitions.

                For purposes of the Plan:

                "AGREEMENT" means the written document issued by the Company to an Optionee evidencing the grant of Options and setting forth the terms and conditions of such grant.

                "BASE WAGES," with respect to an Eligible Partner, means all gross actual base pay (including any applicable shift differentials), whether paid or deferred, but not including overtime, bonuses and commissions, and shall be calculated before deductions for amounts contributed to Company benefits and/or long-term savings plans. "Base Wages" does not include deferred income at payout, any awards payable under any long-term incentive plan to be adopted by the Company, imputed income for life insurance, relocation reimbursement or similar programs. With respect to the entire Company, "Base Wages" means the total amount of Base Wages for all Eligible Partners at a particular time under the Plan.

                "BOARD" means the Board of Directors of the Company.

                "CHANGE IN CAPITALIZATION" means any increase or reduction in the number of Shares, or any change (including, but not limited to, a change in value) in the Shares or exchange of Shares for a different number or kind of shares or other securities of the Company or another corporation, by reason of a reclassification, recapitalization, merger, consolidation, reorganization, spin-off, split-up, issuance of warrants or rights or debentures, stock dividend, stock split or reverse stock split, cash dividend, property dividend, combination or exchange of shares, repurchase of shares, change in corporate structure or otherwise.

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                "CHANGE IN CONTROL" has the meaning set forth in Section 5.9 hereof.

                "CODE" means the Internal Revenue Code of 1986, as amended.

                "COMMITTEE" means a committee, as described in Section 3.1, that may be appointed by the Board from time to time to administer the Plan and to perform the functions set forth herein.

                "COMPANY" means Humitech International Group, Inc.

                "DIRECTOR" means a member of the Board.

                "DISABILITY" means:

                        (a) in the case of an Optionee whose employment with the Company or a Subsidiary is subject to the terms of an employment agreement between such Optionee and the Company or Subsidiary, which employment agreement includes a definition of "Disability," the term "Disability" as used in this Plan or any Agreement shall have the meaning set forth in such employment agreement during the period that such employment agreement remains in effect; and

                        (b) in all other cases, the term "Disability" as used in this Plan or any Agreement shall have the same meaning as set forth under the Company's long- term disability plan as may be amended from time to time and in the event the Company does not maintain such a plan, a physical or mental condition resulting from bodily injury, disease, or mental disorder which renders the Optionee incapable of continuing his or her usual and customary employment with the Company or Subsidiary, as the case may be.

                "ELIGIBLE PARTNER" means any regular, full-time or part-time Partner who (i) was a Partner as of April 1 in the fiscal year of the Company prior to the date of the Option grant, (ii) is a Partner on the date of the Option grant, and (iii) who has been paid for at least 500 hours (which equates to approximately twenty hours per week on average) between April 1 and the last day of the prior fiscal year or between the first day of the prior fiscal year and March 31 of the fiscal year prior to the date of the Option grant. Officers and members of the Boards of Directors of the Company or its Subsidiaries shall not be eligible to participate in this Plan. In addition, none of the following individuals shall be an Eligible Partner:

                (1) A Partner covered by a collective bargaining agreement, unless the collective bargaining agreement applicable to the Partner specifically provides for participation in this Plan;

                (2) A leased employee;

                (3) A temporary Partner as defined by the Company's human resources policy; or

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                (4) Individuals who are not designated as "employees" in the
Company's or applicable Subsidiary's employment records. For example, individuals engaged to perform services in a relationship which the Company or Subsidiary characterizes as that of an "independent contractor" with respect to the Company or Subsidiary shall not be Eligible Partners.

                    Individuals described in this paragraph shall not be Eligible Partners for the period they are not characterized as employees in the Company or applicable Subsidiary's employment records, even if a determination is made by the Internal Revenue Service, the United States Department of Labor, another governmental agency, a court or other tribunal that the individual is an "employee" of the Company or Subsidiary during that period, for purposes of pertinent sections of the Code or for any other purpose. An individual who has not been designated an Eligible Partner on account of this paragraph may, in the sole discretion of the Committee, be designated an Eligible Partner effective as of the date as of which the Company or applicable Subsidiary characterizes the individual as an "employee" in their employment records.

                "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

                "FAIR MARKET VALUE" on any date means the closing sale price of a Share on the principal national securities exchange or stock market on which such Shares are listed or admitted to trading. If there are no quoted prices with respect to Shares for such date, the Fair Market Value shall be the closing sale price per Share on the immediately previous business day on which such quotations are available and, if the Shares are no longer publicly-traded, the Fair Market Value shall be the value established by the Board in good faith.

                "OFFICER" means a Partner serving in a position of vice president or higher of the Company or its Subsidiaries.

                "OPTION" means an option to purchase a Share under the Plan; no Option granted under the Plan shall be an incentive stock option within the meaning of Section 422 of the Code.

                "OPTIONEE" means a person to whom an Option has been granted under the Plan.

                "PARTNER" means any individual serving as an employee of the Company or any of its Subsidiaries.

                "PERSON" means a natural person, company, government or political subdivision, agency or instrumentality of a government.

                "PLAN" means the Humitech International Group, Inc. 2002 Company-Wide Stock Option Plan, including any country-specific rules approved and adopted by the Board or the Committee, as such plan and country-specific rules may be amended and restated from time to time.

                "SHARES" means the shares of common stock, no par value per share, of the Company.

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                "SUBSIDIARY" means any corporation or other Person, of which a majority of its voting equity securities or equity interest is owned directly or indirectly by the Company.

        3. Administration.

                3.1. The Plan shall be administered by the Board, provided however that the Board may appoint a Committee to administer the Plan, consisting of not less than three members of the Board.

                3.2. Authority; Powers. Subject to the express terms and conditions set forth herein, the Board (or the Committee, if so appointed) shall have the power from time to time to:

                        (a) determine those Eligible Partners to whom Options shall be granted under the Plan, the number of Options to be granted and the terms and conditions of such Option grants, including the exercise price per Option;

                        (b) construe and interpret the Plan and the Options granted hereunder and to establish, amend and revoke rules and regulations for the administration of the Plan, including, but not limited to, correcting any defect or supplying any omission, or reconciling any inconsistency in the Plan or in any Agreement, in the manner and to the extent it shall deem necessary or advisable so that the Plan complies with applicable law, and otherwise to make the Plan fully effective. All decisions and determinations by the Board or the Committee in the exercise of this power shall be final, binding and conclusive upon the Company, its Subsidiaries, the Optionees, and all other persons having any interest herein;

                        (c) exercise its discretion with respect to the powers and rights granted to it as set forth in the Plan;

                        (d) generally exercise such powers and to perform such acts as are deemed necessary or advisable to promote the best interests of the Company with respect to the Plan; and

                        (e) delegate to an administrator or administrators those clerical and administrative functions which can be legally delegated to such administrator or administrators.

        4. Stock Subject to the Plan and Maximum Grants.

                4.1. Number. The number of Shares reserved for issuance pursuant to the exercise of Options granted under the Plan is 1,000,000. The maximum number of Options that an Eligible Partner may receive in any fiscal year may not exceed Options to purchase the number of Shares having an aggregate Fair Market Value on the date of grant equal to ten percent (10%) of such Eligible Partner's Base Wages for the previous fiscal year of the Company. No Eligible Partner shall be granted Options under this Plan that would result in such Eligible Partner receiving more than five percent (5%) of the maximum number of Shares available for issuance hereunder. Upon a Change in Capitalization, the number of Shares referred to in the first sentence of this Section 4.1 shall be adjusted pursuant to Section 7.


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                4.2. Reduction of Number. Upon the granting of Options, the number of Shares available under Section 4.1 for the granting of further Options shall be reduced by the number of Shares for which such Options may be exercised.

                4.3. Expired Options. Whenever any outstanding Option is canceled or is otherwise terminated for any reason without having been exercised, the Share allocable to the expired, canceled or otherwise terminated Option shall continue to be reserved for issuance under the Plan and may be the subject of new Options granted hereunder.

        5. Terms and Conditions of Options.

                5.1. Agreement and Date of Grant. The terms and conditions of the grant of Options to an Eligible Partner shall be set forth in an Agreement. The Board or the Committee shall determine, in its sole discretion, the date during the quarter following the end of the Company's fiscal year upon which Options are granted.

                5.2. Exercise Price. The exercise price for each Option shall be 100% of the Fair Market Value of a Share on the date the Option is granted.

                5.3. Vesting. Subject to Section 5.9, and unless otherwise approved by action of the Board or the Committee, each grant of Options shall vest and become exercisable in annual twenty-five percent (25%) installments commencing on the first anniversary of the date of grant. To the extent not exercised, installments shall accumulate and be exercisable, in whole or in part, at any time after becoming exercisable, but not later than the date the Options expire. Options shall cease vesting as of the date of the Optionee's death, Disability, or other voluntary or involuntary termination of employment with the Company or any Subsidiary.

                5.4. Term. Unless otherwise provided in the applicable Agreement, each Option granted hereunder shall have a term of two (2) years, and renewable for another two (2) years. The Committee may, subsequent to the granting of any Option, extend the term thereof, but in no event shall the term of any Option exceed two (2) years. The options are worthless if not exversied.

                5.5. Modification. No modification of an Option shall adversely alter or impair any rights or obligations under the Option without the Optionee's consent.

                5.6 Non-Transferability. An Option granted hereunder shall not be transferable by the Optionee except by will or the laws of descent and distribution or pursuant to a domestic relations order (within the meaning of Rule 16a-12 promulgated under the Exchange Act). An Option may be exercised during the lifetime of such Optionee only by the Optionee or his or her guardian or legal representative. The terms of such Option shall be final, binding and conclusive upon the beneficiaries, executors, administrators, heirs and successors of the Optionee.

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                5.7 Method of Exercise. An Optionee desiring to exercise options granted and exercisable hereunder shall notify the Company or, if required by the Company, the brokerage firm designated by the Company to facilitate exercises and sales under this Plan, specifying the number of Options to be exercised. The notification to the brokerage firm shall be made in accordance with procedures of such brokerage firm approved by the Company. The notification to the Company or the designated brokerage firm shall be accompanied by (i) payment of the aggregate exercise price of the Options in cash or by tender of previously-owned Shares having an aggregate Fair Market Value of at least the aggregate exercise price, or (ii) a request that the Company or the designated brokerage firm conduct a cashless exercise of the Options. Payment of the aggregate exercise price by means of tendering previously-owned Shares of the Company's common stock shall not be permitted when the same may, in the reasonable opinion of the Company, cause the Company to record a loss or expense as a result thereof.

                5.8 Rights of Optionees. No Optionee shall be deemed for any purpose to be the owner of any Shares subject to any Options unless and until
(i) the Options shall have been exercised pursuant to the terms thereof, and
(ii) the Company shall have issued and delivered Shares to or for the account of the Optionee. Thereupon, the Optionee shall have full voting, dividend and other ownership rights with respect to such Shares. Nothing in this Plan should be construed to provide any Partner with any right to receive an Option under this Plan, irrespective of whether the Partner may or may not be an Eligible Partner.

             5.9 Effect of Change in Control. In the event of a Change in Control, all Options outstanding on the date of such Change in Control shall become immediately and fully exercisable and shall remain exercisable in accordance with Section 6.2. A "Change in Control" means the occurrence during the term of the Plan of:

                        (a) An acquisition (other than directly from the Company) of any voting securities of the Company (the "Voting Securities") by any Person (as the term Person is used for purposes of Section 13(d) or 14(d) of the Exchange Act), immediately after which such Person has "Beneficial Ownership" (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of twenty-five percent (25%) or more of the then outstanding Shares or the combined voting power of the Company's then outstanding Voting Securities; provided, however, in determining whether a Change in Control has occurred, Shares or Voting Securities which are acquired in a "Non-Control Acquisition" (as hereinafter defined) shall not constitute an acquisition which would cause a Change in Control.

                        A "Non-Control Acquisition" shall mean an acquisition by
(i) an employee benefit plan (or a trust forming a part thereof) maintained by the Company or any Subsidiary, (ii) the Company or its Subsidiaries, or (iii) any Person in connection with a "Non-Control Transaction" (as hereinafter defined);

                        (b) Cessation for any reason of the individuals who are members of the Board as of April 1, 2002 (the "Incumbent Board") to constitute at least two-thirds of the members of the Board; provided, however, that if the election, or nomination for election by the Company's common shareholders, of any new director was approved by a vote of at least two-thirds of the Incumbent Board, such new director shall, for purposes of this Plan, be considered as a member of the Incumbent Board; provided further, however, that no individual shall be considered a member of the Incumbent Board if such individual initially assumed office as a result of either an actual or threatened "Election Contest" (as described in Rule 14a-11 promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board (a "Proxy Contest") including by reason of any agreement intended to avoid or settle any Election Contest or Proxy Contest; or

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                        (c) The consummation of:

                              (i) A merger, consolidation or reorganization with
or into the Company or in which securities of the Company are issued, unless such merger, consolidation or reorganization is a "Non-Control Transaction."A "Non-Control Transaction" shall mean a merger, consolidation or reorganization with or into the Company or in which securities of the Company are issued where:

                                    (A) the shareholders of the Company, before
such merger, consolidation or reorganization, own directly or indirectly immediately following such merger, consolidation or reorganization, at least fifty percent (50%) of the combined voting power of the outstanding voting securities of the corporation resulting fromsuch merger or consolidation or reorganization (the "Surviving Corporation") in substantially thesame proportion as their ownership of the Voting Securities immediately before such merger, consolidation or reorganization,

                                    (B) the individuals who were members of the
Incumbent Board immediately prior to the execution of the agreement providing for such merger, or reorganization constitute at least two-thirds of the members of the board of directors of the Surviving Corporation, or a corporation directly or indirectly beneficially owning a majority of the Voting Securities of the Surviving Corporation, and

                                    (C) no Person other than (i) the Company,
ii) any Subsidiary, (iii) any employee benefit plan (or any trust forming a part thereof) that, prior to such merger, consolidation or reorganization, was maintained by the Company or any Subsidiary, or (iv) any Person who, prior to such merger, consolidation or reorganization had Beneficial Ownership of twenty-five percent (25%) or more of the then outstanding Voting Securities or Shares, has Beneficial Ownership of twenty-five percent (25%) or more of the combined voting power of the Surviving Corporation's then outstanding voting securities or its common stock.

                              (ii) A complete liquidation or dissolution of the
Company; or

                              (iii) The sale or other disposition of all or
substantially all of the assets of the Company to any Person (other than a transfer to a Subsidiary).

                Notwithstanding the foregoing, a Change in Control shall not be deemed to occur solely because any Person (the "Subject Person") acquired Beneficial Ownership of more than the permitted amount of the then outstanding Shares or Voting Securities as a result of the acquisition of Shares or Voting Securities by the Company which, by reducing the number of Shares or Voting Securities then outstanding, increases the proportional number of shares Beneficially Owned by the Subject Persons, provided that if a Change in Control would occur (but for the operation of this sentence) as a result of the acquisition of Shares or Voting Securities by the Company, and after such share acquisition by the Company, the Subject Person becomes the Beneficial Owner of any additional Shares or Voting Securities which increases the percentage of the then outstanding Shares or Voting Securities Beneficially Owned by the Subject Person, then a Change in Control shall occur.


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                Section 5.9 set forth above applies to any Option granted or
Change in Control occurring after April 1, 2002; provided, however, that in the event that the adoption of Section 5.9 as set forth above is considered to be an alteration of equity interests in contemplation of a pooling of interests transaction, the adoption of Section 5.9 shall be automatically rescinded. Upon the rescission of the adoption of Section 5.9 set forth above, the effect of a merger, consolidation, tender offer or takeover bid shall be governed by the terms of Section 2.6 of the Plan in effect prior to April 1, 2002.

        6. Effect of a Termination of Employment.

                6.1. Board or Committee Discretion. The Agreement evidencing the grant of each Option may set forth the terms and conditions applicable to such Option upon a termination or change in the status of the employment of the Optionee by the Company, or a Subsidiary (including a termination or change by reason of the sale of a Subsidiary), which shall be as the Board or Committee may, in its discretion, determine at the time the Option is granted or thereafter.

                6.2. Default Provisions. Unless otherwise provided in the applicable Agreement pursuant to the Board or Committee's authority as set forth in Section 6.1, any Option granted pursuant to this Plan shall expire at the earliest of the following:

                (i) the date specified in the Option;

                (ii) ninety (90) days after the date of voluntary or involuntary termination of Optionee's employment other than a termination as described in
(iii) or (iv) below;

                (iii) on the date of the discharge of the Optionee for misconduct that is willfully or wantonly harmful to the Company; or

                (iv) twelve (12) months after the date of the Optionee's death or termination due to Disability.

        7. Adjustment Upon Changes in Capitalization.

                7.1. Adjustment. In the event of a Change in Capitalization, the Board or the Committee, as appropriate, shall conclusively determine the appropriate adjustments, if any, to (i) the number of Shares reserved for issuance pursuant to the exercise of Options under the Plan, (ii) the maximum number of Shares with respect to which Options may be granted to any Eligible Partner during the term of the Plan, and (iii) the number of Shares which are subject to outstanding Options granted under the Plan and the exercise price therefor (if applicable).

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               7.2. No Fractional Shares. If any adjustment under Section 7.1 hereof results in an obligation of the Company to issue a fractional Share, the number of Shares to be issued shall be rounded to the nearest whole number. Under no circumstances shall the Company be obligated to issue and fractional Shares pursuant to the exercise of Options under this Plan.

        8. Termination and Amendment of the Plan.

                The Plan shall terminate on April 1, 2004 and no Option may be granted thereafter. Subject to Section 5.5, the Board or the Committee may terminate the Plan prior to the day set forth above and the Board or the Committee, may at any time and from time to time amend, modify or suspend the Plan and all administrative rules, regulations and practices; provided, however, that:

                        (a) no such amendment, modification, suspension or termination shall impair or adversely alter any Options theretofore granted under the Plan, except with the consent of the Optionee, nor shall any amendment, modification, suspension or termination deprive any Optionee of any Shares that he or she may have acquired through or as a result of the Plan; and

                        (b) to the extent necessary under applicable law, no amendment shall be effective unless approved by the shareholders of the Company in accordance with applicable law.

        9. Non-Exclusivity of the Plan.

                The adoption of the Plan by the Board shall not be construed as amending, modifying or rescinding any previously approved incentive arrangement or as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable, including, without limitation, the granting of stock options otherwise than under the Plan, and such arrangements may be either applicable generally or only in specific cases.

        10. Limitation of Liability.

                As illustrative of the limitations of liability of the Company, but not intended to be exhaustive thereof, nothing in the Plan shall be construed to:

                        (a) give any person any right to be granted an Option other than at the sole discretion of the Board or the Committee;

                        (b) give any person any rights whatsoever with respect to Shares except as specifically provided in the Plan and any applicable Agreement;

                        (c) limit in any way the right of the Company or any Subsidiary to terminate the employment of any person at any time; or

                        (d) be evidence of any agreement or understanding, expressed or implied, that the Company will employ any person at any particular rate of compensation or for any particular period of time.


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        11. Regulations and Other Approvals; Governing Law.

                11.1. State Law. Except as to matters of federal law, the Plan and the rights of all persons claiming hereunder shall be construed and determined in accordance with the laws of the State of Texas without giving effect to conflicts of laws principles thereof.

                11.2. Applicable Laws and Regulations. The obligation of the Company to issue Shares upon the exercise of Options granted under the Plan shall be subject to all applicable laws, rules and regulations, including all applicable federal and state securities laws, and the obtaining of all such approvals by governmental agencies as may be deemed necessary or appropriate by the Board or the Committee.

                11.3. Compliance. The Board or the Committee may make such changes to the Plan as may be necessary or appropriate to comply with the rules and regulations of any government authority.

        12. Foreign Eligible Partners.

                Without amending the Plan, the Board or the Committee may grant Options to Eligible Partners who are foreign nationals on such terms and conditions different from those specified in this Plan as may in the judgment of the Committee be necessary or advisable to foster and promote achievement of the purposes of the Plan, and, in furtherance of such purposes, the Board or the Committee may make such modifications, amendments, procedures, subplans, and the like as may be necessary or advisable to comply with the provisions of the laws in other countries in which the Company or its Subsidiaries operate or have employees.

        13. Miscellaneous.

                13.1. Multiple Option Grants. The terms of each Option grant may differ from other Options granted under the Plan at another time. The Committee may also make more than one grant of Options to a given Eligible Partner during the term of the Plan.

                13.2. Withholding of Taxes. At such time as an Optionee recognizes taxable income in connection with the receipt of Shares or receives cash in connection with the sale of Shares acquired pursuant to the exercise of Options under the Plan (a "Taxable Event"), the Optionee shall pay to the Company an amount equal to the federal, state and local (including applicable local country) taxes required to be withheld by the Company in connection with the Taxable Event (the "Withholding Taxes") prior to the issuance of such Shares or the payment of such cash. The Company shall have the right to deduct from any payment of cash to an Optionee an amount equal to the Withholding Taxes in satisfaction of the obligation to pay Withholding Taxes. In satisfaction of the obligation to pay Withholding Taxes to the Company, the Optionee may elect to have a portion of the Shares then issuable to him or her having an aggregate Fair Market Value on the date of exercise equal to or greater than the Withholding Taxes withheld by the Company. If Shares are to be withheld to pay required Withholding Taxes, the Optionee, his or her personal representative or permitted transferee must deliver an attestation that he or she has held a number of Shares equal to the number to be withheld to pay such Withholding Taxes for at least six (6) months.